SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2006
Maxicare Health Plans, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation	0-12024 (Commission File No.)	95-3615709 (IRS Employer Identification No.)
14241 East Firestone Boulevard, La Mirada California 90638
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (562) 293-4064
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
     As disclosed in the Company’s Current Report on Form 8-K dated October 31, 2005, the Company’s former auditors, Ernst & Young LLP (“E&Y”), resigned as the Company’s independent registered public accounting firm effective upon the filing by the Company of its Form 10-Q quarterly report for the quarter ended September 30, 2005. As reported therein, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report.
     Effective January 18, 2006, the Company engaged Marcum & Kliegman LLP (“M&K”) as the Company’s independent registered public accounting firm for the year ended December 31, 2005. The engagement had been unanimously approved by the Audit Committee of the Company’s Board of Directors.
     Since January 1, 2003 through the date of such engagement, the Company has not consulted with M&K regarding (i) the application of accounting principles to any transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-B, or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXICARE HEALTH PLANS, INC.
Date: January 18, 2006	By:	/s/ Paul R. Dupee, Jr.
Paul R. Dupee, Jr.
Chief Executive Officer